                          INDEPENDENT AUDITORS' REPORT



TO THE BOARD OF DIRECTORS
   OF AUDIOVOX CORPORATION
HAUPPAUGE, NEW YORK


     We have audited the accompanying combined balance sheets of the AUDIO BUSINESS GROUP OF RECOTON CORPORATION ("The Group") as at December 31, 2001 and 2002 and the related combined statements of operations and cash flows for each of the three years in the period ended December 31, 2002. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits. We did not audit the financial statements of the Group's German subsidiary, which statements reflect total assets of $42.3 million and $34.0 million as at December 31, 2001 and 2002, respectively, and total revenues of $58.2 million, $58.8 million and $66.4 million for each of the respective three years in the period ended December 31, 2002. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion, insofar as it relates to the amounts included for the Group's German subsidiary, is based solely on the reports of the other auditors.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the reports of the other auditors, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Group as at December 31, 2001 and 2002 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States.


                                            s/Cornick, Garber & Sandler, LLP
                                            --------------------------------
                                            CERTIFIED PUBLIC ACCOUNTANTS


NEW YORK, NEW YORK
AUGUST 22, 2003



                                  Exhibit 99.1
                                        1

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

                             COMBINED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                                                                      December 31,       June 30,
                                                                                   2001         2002       2003
                                                                                   ----         ----       ----
                                                                                                        (unaudited)
ASSETS
     Current assets:
        Cash and cash equivalents                                               $    1,915   $    2,758 $    2,223
        Accounts receivable (less allowance for doubtful accounts of $1,682 in
             2001, $1,406 in 2002 and $5,436 in 2003)                               66,626       31,042     12,322
            Inventories                                                             50,801       25,365     21,858
            Prepaid expenses and other current assets                                2,710        3,221      3,365
                                                                                ----------   ---------- ----------
             Total current assets                                                  122,052       62,386     39,768

     Property and equipment, net                                                     2,465        3,100      2,830
     Trademarks and patents, net                                                     3,499        3,466      3,466
     Goodwill, net                                                                  16,247            -          -
     Other                                                                           1,237          717        731
                                                                                ----------   ---------- ----------
                                                                                  $145,500    $  69,669  $  46,795
                                                                                ==========   ========== ==========
Total assets

LIABILITIES

     Current liabilities:
        Bank loans payable                                                               -   $    7,865 $    3,776
        Accounts payable                                                         $  22,769       18,250     18,558
        Accrued expenses                                                             3,666        3,491      2,223
                                                                                ----------   ---------- ----------
             Total current liabilities                                              26,435       29,606     24,557

     Due to Recoton Corporation and its other subsidiaries - net                    55,868        1,011          -
     Other liabilities                                                                 119          231        244
                                                                                ----------   ---------- ----------

       Total liabilities                                                            82,422       30,848     24,801
                                                                                ----------   ---------- ----------

Commitments and contingencies

GROUP EQUITY
     Group equity                                                                   63,078       38,821     41,078
     Less receivables from Recoton Corporation and its other subsidiaries                -            -    (19,084)
                                                                                ----------   ---------- ----------

        Net group equity                                                            63,078       38,821     21,994
                                                                                ----------   ---------- ----------

Total liabilities and group equity                                                $145,500    $  69,669  $  46,795
                                                                                ==========   ========== ==========


SEE ACCOMPANYING NOTES TO THE COMBINED FINANCIAL STATEMENTS


                                  Exhibit 99.1
                                        2

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

                        COMBINED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)


                                                                                       Years Ended              Six Months Ended
                                                                                      December 31,                  June 30,
                                                                            -------------------------------------------------------
                                                                                2000       2001       2002       2002       2003
                                                                                ----       ----       ----       ----       ----
Net sales                                                                      $210,341   $207,944   $211,399   $112,800   $ 35,551
Cost of sales                                                                   147,372    142,912    161,064     80,044     35,047
                                                                             ---------- ---------- ---------- ----------  ---------

     Gross profit                                                                62,969     65,032     50,335     32,756        504

Selling, general and administrative expenses                                     41,712     44,046     46,668     22,086     19,326
                                                                             ---------- ---------- ---------- ----------  ---------
Operating income (loss)                                                          21,257     20,986      3,667     10,670    (18,822)
                                                                             ---------- ---------- ---------- ----------  ---------

Other (income) expenses:
     Interest expense                                                             2,764      2,854      2,645      1,340        628
     Investment income                                                             (210)      (693)      (519)        (9)         -
                                                                             ---------- ---------- ---------- ----------  ---------
        Net other expenses                                                        2,554      2,161      2,126      1,331        628
                                                                             ---------- ---------- ---------- ----------  ---------

Income (loss) from continuing operations before income taxes and cumulative
     effect of change in accounting principle                                    18,703     18,825      1,541      9,339    (19,450)
Income tax provision (benefit)                                                    7,434      7,455        787      3,582     (1,750)
                                                                             ---------- ---------- ---------- ----------  ---------

Income (loss) from continuing operations before cumulative effect of change
     in accounting principle                                                     11,269     11,370        754      5,757    (17,700)

(Loss) from discontinued operations, net of taxes                                   (15)      (396)    (1,134)      (304)         -
Cumulative effect of change in accounting principle                                   -          -    (16,247)   (16,247)         -
                                                                             ---------- ---------- ---------- ----------  ---------

Net income (loss)                                                             $  11,254  $  10,974   $(16,627)  $(10,794)  $(17,700)
                                                                             ========== ==========  =========  =========  =========



SEE ACCOMPANYING NOTES TO THE COMBINED FINANCIAL STATEMENTS




                                  Exhibit 99.1
                                        3

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

                        COMBINED STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                        Years Ended             Six Months Ended
                                                                                        December 31,                 June 30,
                                                                              ------------------------------------------------------
                                                                                 2000       2001       2002       2002      2003
                                                                                 ----       ----       ----       ----      ----
Cash flows from operating activities:
     Net income (loss)                                                          $ 11,254   $ 10,974   $(16,627) $(10,794)  $(17,700)
                                                                                ---------  ---------  --------- ---------  ---------
     Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
       Loss on impairment of goodwill                                                  -          -     16,247    16,247          -
       Depreciation                                                                1,785      1,266      1,571       553        787
       Amortization on intangibles                                                   827        823          -         -          -
       Provision for losses on accounts receivable                                    17        650        659       185      4,338
       Deferred income taxes                                                         (37)       (37)         -         -          -
       Loss on sale of discontinued operation                                          -          -        474         -          -
     Change in asset and liability accounts:
         Accounts receivable                                                      (1,384)    (9,167)    37,722    (4,271)    15,841
         Inventories                                                             (13,666)     3,037     26,479     1,390      4,787
         Prepaid expenses and other current assets                                  (421)     2,265       (357)   (3,558)       (80)
         Other assets                                                                422       (637)       753        25         24
         Accounts payable, accrued expenses and other liabilities                 (5,201)     7,229     (4,983)    8,523     (1,737)
         Net advances from (repayments to) Recoton Corporation and its other
           subsidiaries for operating activities                                   4,619    (15,435)   (67,305)   (6,009)    (2,101)
                                                                                ---------  ---------  --------- ---------  ---------
           Total adjustments                                                     (13,039)   (10,006)    11,260    13,085     21,859
                                                                                ---------  ---------  --------- ---------  ---------
           Net cash provided by (used for) operating activities                   (1,785)       968     (5,367)    2,291      4,159
                                                                                ---------  ---------  --------- ---------  ---------

Cash flows from investing activities:
     Expenditures for property and equipment                                        (415)    (1,352)    (2,043)     (884)      (262)
     Proceeds from sale of discontinued operation                                      -          -        795         -          -
                                                                                ---------  ---------  --------- ---------  ---------
           Net cash flows provided by (used in) investing activities                (415)    (1,352)    (1,248)     (884)      (262)
                                                                                ---------  ---------  --------- ---------  ---------

Cash flows from financing activities:
     Net borrowings (repayments) under revolving credit agreements                     -          -      7,073         -     (4,648)
                                                                                ---------  ---------  --------- ---------  ---------
           Net cash flows provided by (used in) financing activities                   -          -      7,073         -     (4,648)
                                                                                ---------  ---------  --------- ---------  ---------

Effect of exchange rate changes on cash and cash equivalents                        (423)      (205)       385       354        216
                                                                                ---------  ---------  --------- ---------  ---------

Net increase (decrease) in cash and cash equivalents                              (2,623)      (589)       843     1,761       (535)
Cash and cash equivalents, beginning of period                                     5,127      2,504      1,915     1,915      2,758
                                                                                ---------  ---------  --------- ---------  ---------

Cash and cash equivalents, end of period                                        $  2,504  $   1,915   $  2,758  $  3,676   $  2,223
                                                                                ========= ==========  ========= =========  ========

Supplemental disclosures:
     Interest paid                                                              $    333  $   1,147   $  1,305  $    347   $    687
                                                                                ========= ==========  ========= =========  =========
     Income taxes paid (refunded)                                               $  2,139  $   2,181   $    612  $   (394)  $    468
                                                                                ========= ==========  ========= =========  =========

SEE ACCOMPANYING NOTES TO THE COMBINED FINANCIAL STATEMENTS

                                  Exhibit 99.1
                                        4

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS

         (INFORMATION AS AT JUNE 30, 2003 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 2002 AND 2003 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)


NOTE A -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION - DESCRIPTION OF BUSINESS

         On July 8, 2003, a wholly-owned subsidiary of Audiovox Corporation acquired the outstanding capital stock of the Italian, German and Japanese subsidiaries of Recoton Corporation ("Recoton") together with certain assets and business of certain of Recoton's subsidiaries, as follows:

                  Recoton Audio Corporation
                  Recoton Home Audio, Inc.
                  Recoton Mobile Electronics, Inc.

         Since April 2003, Recoton was operating under Chapter XI of the Federal Bankruptcy Act. The attached financial statements combine the accounts of the above entities, which are collectively referred to as the Audio Business Group (the "Group"). For purposes of these financial statements, all expenses applicable to the operations and management of the Group, including allocated costs and expenses from Recoton's Shared Services Group, have been included. However, certain executive level costs of Recoton, which are duplicative of costs incurred at the subsidiary level and certain interest costs on debt not directly incurred by the Audio Business Group have not been allocated to it, as these costs either would not have existed if the Group operated on a stand-alone basis or the allocable portion of such costs is not reasonably determinable. The attached financial statements do, however, report a provision for U.S. and foreign income taxes on the stand-alone profits of the Group, while on a consolidated basis Recoton recorded no U.S. income tax expense as a result of consolidated losses for these periods. The individual accounts of the Group's "NHT" Division which was sold to a third party in 2002 have been reflected as a discontinued business operation.

         The Group is a developer and marketer of consumer home and mobile, audio and video products generally for aftermarket use. The Group's products are sold primarily to retailers located in the United States and Europe. In addition to its domestic facilities, the Group maintains office and warehouse facilities in Asia and Western Europe.

         PRINCIPLES OF COMBINATION

         The combined financial statements include the accounts of the companies comprising the Group as described above. All significant intercompany accounts and transactions between members of the Group have been eliminated.

         UNAUDITED INTERIM FINANCIAL STATEMENTS

         The unaudited interim financial information reflects all normal recurring adjustments which, in the opinion of management, are deemed necessary for a fair presentation of the results for the interim periods. As a result of the bankruptcy filing of Recoton, results for the interim period ended June 30, 2003 are not considered indicative of the results to be expected for the year.

                                  Exhibit 99.1
                                        5

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, operating results and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include inventory provision, sales returns, allowance for doubtful accounts, market development accruals and lives of long-lived assets. Actual results could differ from those estimates.

         CASH

         The Group's cash accounts in foreign banks, which comprise a substantial portion of the cash and cash equivalents on the balance sheets, are not insured by the FDIC.

         INVENTORIES

         The Group's merchandise inventory is carried at the lower of cost or market on a first-in, first-out basis. The Group writes down inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual conditions are less favorable than those projected by management, additional inventory write-downs may be required. Inventory write-downs for the year ended December 31, 2002 and the six months ended June 30, 2003 were affected by the decline in Recoton's business in the latter part of 2002 and its ultimate bankruptcy filing in 2003, which affected the sales value of inventory, including the resale value of returned merchandise. Such write-downs aggregated approximately $9,500 for the year ended December 31, 2002 and $5,600 for the six months ended June 30, 2003.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS

         The Group maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of the Group's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

         MARKET DEVELOPMENT ACCRUALS

         The Group estimates expenses for customer programs and incentive offerings, including: special pricing agreements, price protection, promotions and other volume-based incentives. If market conditions were to decline, the Group takes actions to increase customer incentive offerings possibly resulting in an incremental expense at the time the incentive is offered.

         DEPRECIATION OF PROPERTY AND EQUIPMENT

         Depreciation is computed over the estimated useful lives of the assets on the straight-line method. Interest cost associated with financing of construction is capitalized.

                                  Exhibit 99.1
                                        6

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

         COMPUTER SOFTWARE COSTS

         In accordance with the Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," the Group capitalizes costs of software developed for internal use. In 2002, the Group capitalized approximately $1,287 associated with the implementation of its new ERP system.

         GOODWILL AND TRADEMARKS

         Effective January 1, 2002, Recoton adopted Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." The guidance in SFAS No. 141 supersedes APB Opinion No. 16, "Business Combinations." Upon adoption of SFAS No. 142, goodwill amortization ceased. Goodwill is now subject to fair-value based impairment tests performed, at a minimum, on an annual basis. In addition, a transitional goodwill impairment test was required as of the January 1, 2002 adoption date. These impairment tests are conducted on each business of the Group where goodwill is recorded and may require two steps. The initial step is designed to identify potential goodwill impairment by comparing an estimate of fair value for each applicable business to its respective carrying value. For those businesses where the carrying value exceeds fair value, a second step is performed to measure the amount of goodwill impairment in existence, if any.

         During the second quarter of 2002, Recoton completed the first step of the two-step transitional goodwill impairment test required by SFAS No. 142 and reported that it considered its goodwill to be impaired as of January 1, 2002. Based on the foregoing, the $16.2 million recorded value of the Group's goodwill was considered to be fully impaired as at January 1, 2002 and the impairment loss was recognized as a cumulative effect of change in accounting principle at that date.

         Trademarks were being amortized over a term of 40 years. However, as a result of the application of SFAS 142 they were considered to have an indefinite life and their amortization was discontinued as of January 1, 2002.

         The following income statement information is presented as if the Group stopped amortizing goodwill and trademarks as of January 1, 2000.


                                                            YEAR ENDED
                                                           DECEMBER 31,
                                                         2000         2001
                                                       ---------    --------

Net income                                             $ 11,254     $ 10,974
Goodwill and trademarks amortization, net of tax            744          769
                                                       ---------    --------
Pro forma net income                                   $ 11,998     $ 11,743
                                                       ========     ========




                                  Exhibit 99.1
                                        7

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

         DEFERRED TAX VALUATION ALLOWANCE

         As a result of the consolidated operations of Recoton and its subsidiaries, the Group has recorded a valuation allowance for all of its deferred tax assets since January 1, 2000 as these assets will not be realized through future tax benefits.

         TRANSLATION OF FOREIGN FINANCIAL STATEMENTS

         The assets and liabilities of the foreign companies in the Group are translated into United States dollars at rates of exchange as of the balance sheet dates. Operating accounts are translated at average rates of exchange during the year. Gains and losses on translation are included as a component of the Group's equity on the combined balance sheets. Such translation gains (losses) aggregated approximately ($1.9) million and $.7 million at December 31, 2001 and 2002 and ($.9) million at June 30, 2003.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         As a result of the subsequent bankruptcy filing of Recoton in 2003, it is not practicable to determine whether the carrying value at December 31, 2001 and 2002 and June 30, 2003 of the Group's financial instruments approximate their fair values.

         SALES RECOGNITION

         Revenue is recognized when products are shipped. The Group offers its customers rights of return and stock rotation rights. Due to these rights, the Group continuously monitors and tracks product returns and records a provision for the estimated future amount of such future returns, based on historical experience and any notification it receives of pending returns. Historically, such returns have been within the Group's expectations and the provisions established. However, in 2003 a significant decrease in product sales was experienced by the Group due to Recoton's bankruptcy filing and the loss of certain major customers and the resulting returns credits (approximately $8.5 million) which have been provided for at December 31, 2002 had a material adverse impact on its operating results for the period.

         SHIPPING AND HANDLING COSTS

         Shipping and handling costs include all direct costs to deliver inventory to customers. Such amounts, which are included in selling, general and administrative expenses in the statements of operations, aggregated approximately $6,345, $6,484 and $6,963 for the years ended December 31, 2000, 2001 and 2002, respectively, and $3,750 and $1,304 for the respective six month periods ended June 30, 2002 and 2003.

         ADVERTISING COSTS

         Advertising expenses are charged to operations at the time the advertising first takes place. Advertising expense charged to operations aggregated approximately $2,144, $1,789 and $1,863 for the years ended December 31, 2000, 2001 and 2002, respectively, and $834 and $181 for the respective six month periods ended June 30, 2002 and 2003.



                                  Exhibit 99.1
                                        8

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

         RESEARCH AND DEVELOPMENT

         Research and development costs for new products aggregated approximately $1,390, $1,506 and $1,423 for the years ended December 31, 2000, 2001 and 2002, respectively, and $753 for the six months ended June 30, 2002.

         COMPREHENSIVE INCOME (LOSS) AND GROUP EQUITY TRANSACTIONS WITH RECOTON

         Comprehensive income or loss, representing the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources, includes all changes in equity except those resulting from investments by owners and distributions to owners. The Group's comprehensive income (loss) has been comprised of net income (loss) and foreign currency translation adjustments as follows:

                                                                                     SIX MONTHS ENDED
                                                 YEARS ENDED DECEMBER 31,                JUNE 30,
                                                 ------------------------               ---------
                                              2000        2001         2002         2002        2003
                                              ----        ----         ----         ----        ----
Net income (loss)                             $ 11,254    $ 10,974      $(16,627)   $(10,794)   $(17,700)
Net change in cumulative foreign currency
    translation adjustments                       (116)       (900)        2,601       1,253      (1,561)
                                              --------    --------      --------   ---------    ---------

Total comprehensive income (loss)             $ 11,138    $ 10,074      $(14,026)  $  (9,541)   $(19,261)
                                              ========    ========      =========  =========    =========

         The following reconciles the changes in Group equity in the attached combined financial statements:

                                                                                           Six Months
                                                                                             Ended
                                                Years Ended December 31,                 June 30, 2003
                                                ------------------------                 -------------
                                         2000              2001             2002
                                         ----              ----             ----
Balance - beginning of period             $ 33,467        $ 50,294          $ 63,078         $ 38,821
Net change in cumulative foreign
    currency translation
    adjustment                                (116)           (900)            2,601           (1,561)
Net income (loss)                           11,254          10,974           (16,627)         (17,700)
Less dividends to Recoton                        -               -           (16,169)               -
Add contributions of
    intercompany loans to capital            5,689           2,710             5,938           21,518
                                          --------        --------          --------         --------
Balance - end of period                   $ 50,294        $ 63,078          $ 38,821         $ 41,078
                                          ========        ========          ========         ========



         In addition, as a result of the then pending bankruptcy proceedings of Recoton, the net receivable from Recoton and its other subsidiaries at June 30, 2003 has been reflected as a reduction of Group equity on the combined balance sheet at that date.


                                  Exhibit 99.1
                                        9

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

         FOREIGN EXCHANGE CONTRACTS

         Gains and losses on foreign exchange forward contracts that are designated as hedges are included in other liabilities or other receivables, respectively. Periodically, the Group has entered into various types of foreign currency agreements, but does not have any significant holding in, nor issue, financial instruments for trading and speculative purposes. The Group uses foreign exchange forward contracts to hedge risk of changes in foreign currency exchange rates associated with firm commitments of less than one year that are denominated in foreign currency.

         The forward exchange contracts have little credit risk as the counter-parties in each case are principally large banks with high credit ratings. Such fair values are determined by the Group based upon available market information and appropriate valuation methodologies and accordingly may not be indicative on the amounts the Group would realize in a current market exchange.

         DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

         During the first quarter of 2001, the Group adopted SFAS No. 133 and 138, "Accounting for Derivative Instruments and Hedging Activities." Implementation of SFAS 133 and SFAS 138 did not have a material impact on the Group's consolidated financial statements.

         IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS

         On January 1, 2002, the Group adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long- Lived Assets." SFAS 144 applies to all long-lived assets, including discontinued operations and develops one accounting model for long-lived assets to be disposed of by sale. SFAS 144 supersedes SFAS 121 and the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" ("APB 30"), for the disposal of a segment of a business.

         In December 2002, the net assets and business of the Group's "NHT" division were sold for approximately $795, resulting in a loss of approximately $472. That loss together with the following net results of "NHT's" operations are reflected as discontinued operations in the attached statements of operations as follows:

                                                                                    SIX MONTHS
                                                 YEARS ENDED DECEMBER 31,         ENDED JUNE 30,
                                                 ------------------------         --------------
                                              2000        2001         2002            2002
                                              ----        ----         ----            ----
Sales                                        $ 10,370    $  8,751       $  7,054      $  4,164
                                             =========   =========      =========     ========
Gross profit                                 $  3,788    $  3,467       $  2,813      $  1,688
                                             =========   =========      =========     ========

Net (loss)                                   $    (15)   $   (396)      $   (661)     $   (304)
Loss on sale                                        -           -           (472)            -
                                             ---------   ---------      ---------     --------

Net loss from discontinued operations        $    (15)   $   (396)      $ (1,133)     $   (304)
                                             =========   =========      =========     =========

         The net assets of the "NHT" division at December 31, 2001 were immaterial.


                                  Exhibit 99.1
                                       10

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

         VENDOR INCENTIVES

         In November 2001, the Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue 01-09, "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products" ("EITF 01-09"), which is a codification of EITF 00-14, 00-22 and 01-09. This issue presumes that consideration from a vendor to a customer or reseller of the vendor's products to be a reduction of the selling prices of the vendor's products, unless the consideration relates to a separate identifiable benefit and the benefit's fair value can be established. Effective January 1, 2002, the Group adopted the provisions of EITF 01-09. The adoption of this pronouncement did not have a material impact to its financial position or results of operations.

         The majority of vendor consideration granted by the Group relates to sales incentives such as promotions, trade ads, volume-based incentives and co-op advertising agreements with the Group's retail customers. Based on the requirements of EITF 01-09, the Group has included all sales incentives as a reduction of sales and co-op advertising costs as a component of selling, general and administrative expenses for all periods presented. Total vendor sales incentives now characterized as reductions of revenue that previously would have been classified as selling, general and administrative costs were approximately $13,206, $8,561 and $12,075 for the years ended December 31, 2000, 2001 and 2002, respectively, and $3,338 and $3,591 for the respective six month periods ended June 30, 2002 and 2003.


NOTE B -INVENTORIES

         Inventories are summarized as follows:


                                                                   AS OF               AS OF
                                                               DECEMBER 31,           JUNE 30,
                                                               ------------           --------
                                                            2001          2002          2003
                                                            ----          ----          ----
Raw materials and work-in-process                         $   4,270     $   2,667    $   1,516
Finished goods                                               34,006        20,027       18,685
Merchandise in transit                                       12,525         2,671        1,657
                                                          ---------     ---------    ---------
      Totals                                              $  50,801     $  25,365    $  21,858
                                                          =========     =========    =========



                                  Exhibit 99.1
                                       11

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

NOTE C -PROPERTY AND EQUIPMENT:

         Property and equipment are summarized as follows:


                                                                                     ESTIMATED
                                                 AS OF                 AS OF         USEFUL LIFE
                                             DECEMBER 31,             JUNE 30,         (YEARS)
                                             ------------             --------         -------
                                           2001        2002             2003
                                           ----        ----             ----
Buildings, leaseholds and
   improvements                           $     551    $     400       $     655      10 - 40
Machinery and equipment                       2,806        2,357           2,434       3 - 10
Furniture, fixtures and office equipment      2,032        2,953           3,221       5 - 10
Tools and dies                                2,879        3,350           3,482       2 - 10
                                          ---------    ---------       ---------
Totals                                        8,268        9,060           9,792
Less accumulated depreciation and
   amortization                              (5,803)      (5,960)         (6,962)
                                          ---------    ---------       ---------
Balance                                   $   2,465    $   3,100       $   2,830
                                          =========    =========       =========

         The Group recorded $1,785, $1,266 and $1,571 of depreciation expense in the years ended December 31, 2000, 2001 and 2002, respectively, and $553 and $787 for the respective six month periods ended June 30, 2002 and 2003.


NOTE D - BANK LOAN PAYABLE

         In October 2000, the Group's German companies entered into a 50 million Deutsche Mark annually renewable revolving credit facility (up to approximately $25.5 million with interest at 2.5% over European LIBOR (or a total of 5.55% at December 31, 2002). At December 31, 2002, the factoring facility supported a $16 million letter of credit issued in favor of a financial institution as security for Recoton's borrowings in the United States. Outstanding borrowings under this facility were $7.8 million as of December 31, 2002 and $3.7 million as of June 30, 2003.

         Substantially all of the assets of the Group have been pledged under the terms of either the above loan or loans of Recoton.




                                  Exhibit 99.1
                                       12

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

NOTE E -INCOME TAXES

         Income taxes applicable to income (loss) from continuing operations computed on the Group's stand-alone operations before cumulative effect of change in accounting principle, are comprised of the following:


                                                                              SIX MONTHS ENDED
                                       YEARS ENDED DECEMBER 31,                   JUNE 30,
                                       ------------------------                  ---------
                                      2000          2001          2002           2002          2003
                                      ----          ----          ----           ----          ----
Currently payable (refundable)
  Federal                            $ 4,937       $ 4,639      $(1,192)        $ 2,452            -
  State and local                        804           755         (194)            399            -
  Foreign                              1,730         2,098        2,173             729     $ (1,750)
                                     -------      --------      -------         -------     --------
         TOTALS                        7,471         7,492          787           3,580       (1,750)
Deferred                                 (37)          (37)           -               -            -
                                     -------      --------      -------         -------     --------
         NET PROVISION               $ 7,434      $  7,455      $   787         $ 3,580     $ (1,750)
                                     =======      ========      =======         =======     ========

         The following table reconciles statutory U.S. federal income taxes on the Group's income (loss) from continuing operations before income taxes and cumulative effect of change in accounting to the Group's actual income tax provision.


                                            Years Ended December 31,                 Six Months Ended June 30,
                                           --------------------------               --------------------------

                                      2000            2001            2002            2002              2003
                                      ----            ----            ----            ----              ----

                                 Rate   Amount   Rate   Amount    Rate   Amount   Rate   Amount    Rate    Amount
                                 ----   ------   ----   ------    ----   ------   ----   ------    ----    ------
Statutory U.S. Federal income
  tax provision (benefit)         34.0%   $6,359  34.0%   $6,400   34.0%    $524   34.0%   $3,176 (34.0)%  $(6,613)
Effect of:
  State and local tax provision
     (benefit) (net of federal
     effect)                       2.8       530   2.6       498   (8.3)    (128)   2.8       263     -          -
Valuation allowances on the tax
  benefits of domestic losses        -         -     -         -      -        -      -         -  26.0      5,054
Difference between U.S. and
  foreign income tax rates on
  foreign earnings (losses)        1.9       364   2.0       376   25.5      392    1.3       122  (1.0)      (191)
  Other items (net)                1.0       181   1.0       181   (0.2)      (1)   0.2        19     -          -
                                 ------   ------ ------   ------- ------    ----- ------   ------- -----   --------
Actual income tax provision       39.7%   $7,434  39.6%   $7,455   51.0%    $787   38.3%   $3,580  (9.0)%  $(1,750)
  (credit)                       ======   ====== ======   ======  ======    ====  ======   ======= ======= ========

         There was no income tax benefit attributable to the write-off of goodwill as of January 1, 2002.

         The principal temporary differences from which deferred tax assets and liabilities arise are primarily the allowance for estimated doubtful accounts and estimated sales returns, estimated warranty reserves, tax basis adjustments to inventory and the difference in basis and amortization periods of trademarks and package design costs. As at December 31, 2001 and 2002 and June 30, 2003, valuation allowances have been recorded equal to the net deferred tax assets. Historically, the domestic companies in the Group filed consolidated tax returns

                                  Exhibit 99.1
                                       13

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION with Recoton, which returns have reflected losses for several years. Therefore, it had been determined that it is more likely than not that these deferred tax assets will not be realized.

NOTE F -COMMITMENTS AND CONTINGENCIES

         LEASES

         Aggregate minimum rental payments under the Group's long-term leases of premises at December 31, 2002, which expire at various dates through 2008 are as follows:

Year ending December 31:
 2003                                                           $  850
 2004                                                              836
 2005                                                              836
 2006                                                              828
 2007                                                              819
 2008                                                              205
                                                                ------
TOTAL                                                           $4,374
                                                                ======

         Rent expense was $1,658, $1,594 and $1,408 for the years ended December 31, 2000, 2001 and 2002, respectively, and $659 and $765 for the respective six month periods ended June 30, 2002 and 2003.

         LEGAL PROCEEDINGS

         At June 30, 2003, various suits and claims arising in the ordinary course of business are pending against the Group. Dispositions of these matters are not expected to materially affect the Group's consolidated financial position, cash flows or results of operations, either as a result of Recoton's bankruptcy filing or their settlement or adjudication.


NOTE G -CONCENTRATIONS

         In 2000, 2001 and 2002, sales to one customer represented approximately 32.7%, 33.6% and 32.6% of combined net sales. In each of the six month periods ended June 30, 2002 and 2003 sales to one customer represented 36.6% and 11.2% of combined net sales.

         The Group has sourced certain products from single suppliers. However, to lessen the risks of offshore manufacturing, the Group maintained substantial inventories of long-lead-time items and continually evaluated alternative supply sources.



                                  Exhibit 99.1
                                       14

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

NOTE H - TRANSACTIONS WITH RECOTON AND ITS OTHER SUBSIDIARIES

         Transactions with Recoton and its other subsidiaries are as follows:


                                                                                                  Six Month Ended
                                                                         December 31,                 June 30,
                                                                         ------------                 --------
                                                                   2000       2001      2002       2002       2003
                                                                   ----       ----      ----       ----       ----
         Sales to Recoton and its other subsidiaries             $2,871     $2,381     $4,143     $1,472     $  470
         Allocated operating costs and expenses from
           Recoton                                                7,356      7,508      8,398      4,526      1,894
         Interest expense on intercompany borrowings              2,431      1,707      1,277        993          4

                                  Exhibit 99.1
                                       15